EXHIBIT 99.01

KANA Software Announces Preliminary Financial Results for Second Quarter 2005

CEO Chuck Bay to Begin Health-Related Leave of Absence; Director Michael Fields Named

Chairman of the Board and Acting President

Menlo Park, Calif.—(BUSINESS WIRE)—July 25, 2005—KANA Software, Inc. (NASDAQ NM: KANAE), a leading provider of Service Resolution Management (SRM) solutions, today announced preliminary financial results for the second quarter ended June 30, 2005.

KANA estimates that its revenues for the second quarter of 2005 were approximately $10.8 million. Approximately $2.2 million is expected to be recognized as second quarter license revenue.

KANA’s cash position as of June 30, 2005 was approximately $14.8 million, including the $2.4 million received through a common stock and warrants financing on June 30, 2005.

In addition, KANA announced that Chuck Bay, the company’s Chief Executive Officer, has begun a leave of absence for health reasons, for an as-yet undetermined period. Mr. Bay will continue to serve as a member of the company’s Board of Directors. Michael Fields, a KANA Board member, has been named by the Board as non-executive Chairman of the Board and as acting President. In his role as President, Mr. Fields will have management responsibility for all operating activities of the company and will report directly to the Board of Directors. The other members of KANA’s management team will continue in their roles, leading the company as it executes on near and long-term business opportunities.

Mr. Fields commented, “The Board has extreme confidence in the current leadership team’s ability to deliver on KANA’s vision to dominate the emerging service resolution management market.”

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA’s award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry’s most advanced web architecture, KANA’s solutions are in use at more than half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA’s plans to recruit a new chief executive officer, and the responsibilities of its management team. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Contact:

Media and analysts:

KANA

Jessica Hohn, 603-665-1306

jhohn@kana.com

or

PAN Communications

Stephanie Beagan, 978-474-1900

kana@pancomm.com

Investors:

Market Street Partners

Carolyn Bass / Susan Coss, 415-445-3240

kana@marketstreetpartners.com